EXHIBIT 99.1

OPENWAVE REPORTS THIRD QUARTER FISCAL 2010 FINANCIAL RESULTS

REDWOOD CITY, CA – April 28, 2010 – Openwave Systems Inc. (Nasdaq: OPWV), a global software innovator delivering context-aware mediation and messaging solutions, today announced that revenues for the third fiscal quarter ended March 31, 2010 were $40.1 million, compared with $49.7 million in the prior quarter ended December 31, 2009 and $44.7 million in the March quarter in the preceding fiscal year. Bookings for the third quarter of fiscal 2010 were $41.1 million. The company ended the quarter with $123.6 million in cash and investments.

“Openwave has made demonstrable progress to date in fiscal 2010, and we’re on the path to improve bookings as compared to fiscal 2009,” said Ken Denman, CEO of Openwave. “With the recent releases of our video optimization, policy management and analytics products, we are seeking to capitalize on new opportunities to help carriers manage and monetize their capacity constrained networks. We’re prudently engaged in building the sales pipeline and improving the fundamentals of the business.”

On a GAAP basis, net loss for the third fiscal quarter ended March 31, 2010 was $4.2 million or $0.05 per share, compared with a net income of $213,000, or $0.00 per share, in the prior quarter and a net loss of $7.8 million, or $0.09 per share, in the March quarter in the preceding year.

On a non-GAAP basis, net loss for the third fiscal quarter ended March 31, 2010 was $2.0 million, or $0.02 per share, compared with a net income of $3.5 million or $0.04 per share, in the prior quarter and a net income of $386,000, or $0.00 per share, during the March quarter of the prior year. Non-GAAP net income (loss) excludes restructuring, impairments, amortization of intangibles and stock-based compensation, amounts associated with certain unusual events, discontinued operations, realized losses on auction rate securities and the tax impact of these items.

A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events. Additionally, these non-GAAP measures exclude other items that are non-cash items that many other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation and amortization of intangibles. These non-GAAP measures also exclude items which management does not consider in evaluating Openwave’s on-going business, such as restructuring costs, impairments, and discontinued operations. Openwave considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use measures such as these to in evaluating the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its third quarter ended March 31, 2010. Interested parties may access the conference call over the Internet through Openwave’s Web site at www.openwave.com or by telephone at (877) 941-1427 or (480) 629-9664 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4259698.

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s Web site at http://investor.Openwave.com. A replay will be available on the Web site for at least three months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is a global software innovator delivering context-aware mediation and messaging solutions that enable communication service providers and the broader ecosystem to create and deliver smarter services.

Building on its mobile data heritage, Openwave mobilizes the Internet with predictive solutions fueled by real-time analytics that mediate among different ecosystem elements, comprehensively enhancing modes of IP traffic. The result can provide customers with a 360-degree view of their network, devices and services, and enables them to proactively optimize network resources, quickly launch smart mobile services, and provide a contextually relevant user experience.

Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California. For more information please visit www.openwave.com.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Denman’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the current economic climate may impede the growth of wireless data demand; and (b) Openwave may not be able to make changes in business strategy, development plans and product offerings to respond to any changes in wireless demand needs of its customers.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in the Openwave’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and quarterly report on Form 10-Q for the period ended December 31, 2009. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Openwave Systems Inc. vikki.Herrera@openwave.com Tel: 650-480-6753

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OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	March 31, 2010	June 30, 2009
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$108,998	$109,082
Accounts receivable, net	25,724	31,107
Prepaid and other current assets	18,736	26,801

Total current assets	153,458	166,990
Property and equipment, net	8,353	11,566
Long-term investments and restricted cash and investments	14,601	17,618
Deposits and other assets	7,756	8,313
Goodwill	267	—
Intangible assets, net	2,620	3,880

Total assets	$187,055	$208,367

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,531	$5,348
Accrued liabilities	19,596	23,079
Accrued restructuring costs	14,707	15,327
Deferred revenue	36,784	38,349

Total current liabilities	74,618	82,103
Accrued restructuring costs, less current portion	26,560	34,843
Deferred revenue, less current portion	6,655	11,901
Deferred rent obligations and long-term taxes payable	4,697	6,824

Total liabilities	112,530	135,671
Stockholders’ equity	74,525	72,696

Total liabilities and stockholders’ equity	$187,055	$208,367

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009	March 31, 2010	March 31, 2009
Revenues:
License	$12,546	$13,283	$16,690	$36,254	$44,866
Maintenance and support	15,224	16,168	15,420	47,190	47,715
Services	12,333	20,291	12,542	56,243	51,180

Total revenues	40,103	49,742	44,652	139,687	143,761

Cost of revenues:
License	51	255	295	535	1,924
Maintenance and support	4,438	4,658	4,220	13,413	12,968
Services	9,565	15,075	10,540	42,413	38,426
Amortization of intangible assets	420	420	654	1,260	2,886

Total cost of revenues	14,474	20,408	15,709	57,621	56,204

Gross profit	25,629	29,334	28,943	82,066	87,557

Operating Expenses:
Research and development	10,679	9,667	11,013	30,210	35,102
Sales and marketing	11,030	11,052	9,931	32,793	30,707
General and administrative	6,555	6,710	7,810	21,190	26,238
Restructuring and other related costs	1,984	1,353	5,061	3,759	7,391
Impairment of goodwill and amortization	—	—	46	—	59,867

Total operating expenses	30,248	28,782	33,861	87,952	159,305

Operating income (loss) from continuing operations	(4,619)	552	(4,918)	(5,886)	(71,748)
Interest and other income (expense), net	1,471	(220)	(2,259)	42	(10,191)

Pre-tax income (loss) from continuing operations	(3,148)	332	(7,177)	(5,844)	(81,939)
Income taxes	1,053	119	590	1,670	2,122

Net income (loss) from continuing operations	(4,201)	213	(7,767)	(7,514)	(84,061)
Discontinued operations, net of tax	—	—	—	4,516	1,629

Net income (loss)	$(4,201)	$213	$(7,767)	$(2,998)	$(82,432)

Diluted net income (loss) per share from:
Continuing operations	$(0.05)	$—	$(0.09)	$(0.09)	$(1.01)
Discontinued operations	—	—	—	0.05	0.02

Net income (loss) per share	$(0.05)	$—	$(0.09)	$(0.04)	$(0.99)

Shares used in basic net income (loss) per share	83,559	83,408	83,023	83,420	82,882
Shares used in diluted net income (loss) per share	83,559	84,910	83,023	83,420	82,882
Stock-based compensation by category:
Maintenance and support	$38	$32	$53	$108	$160
Services	60	36	59	172	404
Research and development	96	42	205	236	832
Sales and marketing	137	127	152	410	450
General and administrative	210	201	237	600	760

	$541	$438	$706	$1,526	$2,606

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009	March 31, 2010	March 31, 2009
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$(4,201)	$213	$(7,767)	$(2,998)	$(82,432)
Exclude:
Restructuring and other related costs	1,984	1,353	5,061	3,759	7,391
Impairment of goodwill and amortization	420	420	700	1,260	62,753
Amortization of stock-based compensation	541	438	706	1,526	2,606
Amounts associated with unusual events(a)	(986)	503	207	(139)	2,954
Discontinued operations, net	—	—	—	(4,516)	(1,629)
Realized losses and other-than-temporary impairments of investments	236	651	1,612	2,272	9,780
Tax impact of reconciling items(b)	(41)	(51)	(133)	(143)	(693)

Non-GAAP net income (loss)	$(2,047)	$3,527	$386	$1,021	$730

Diluted GAAP net income (loss) per share	$(0.05)	$—	$(0.09)	$(0.04)	$(0.99)
Exclude:
Restructuring and other related costs	$0.02	$0.01	$0.05	$0.03	$0.08
Impairment of goodwill and amortization	$0.01	$—	$0.01	$0.01	$0.76
Amortization of stock-based compensation	$0.01	$0.01	$0.01	$0.03	$0.03
Amounts associated with unusual events(a)	$(0.01)	$0.01	$—	$—	$0.04
Discontinued operations, net	$—	$—	$—	$(0.05)	$(0.02)
Realized losses and other-than-temporary impairments of investments	$—	$0.01	$0.02	$0.03	$0.12
Tax impact of reconciling items(b)	$—	$—	$—	$—	$(0.01)

Diluted non-GAAP net income (loss) per share	$(0.02)	$0.04	$—	$0.01	$0.01

Shares used in computing diluted earnings per share	83,559	84,910	83,025	85,101	82,899

(a)	Relates to legal fees regarding lawsuits and other unusual events, net of insurance reimbursements.

(b)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009	March 31, 2010	March 31, 2009
Operating activities:
Net income (loss)	$(4,201)	$213	$(7,767)	$(2,998)	$(82,432)
Gain on sale of discontinued operation	—	—	—	(4,516)	(2,000)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,209	2,361	2,970	7,018	10,520
Non-cash restructuring charges	403	550	410	1,344	1,521
Provision for (recovery of) doubtful accounts	(145)	(350)	(151)	(464)	(316)
Other non-cash items, net	317	1,126	79	1,530	289
Payment of legal settlement, net of insurance reimbursement	—	—	—	—	(5,000)
Realized losses and other-than-temporary impairments of investments	236	651	1,612	2,272	9,780
Goodwill impairment	—	—	—	—	59,517
Changes in operating assets and liabilities	(2,168)	1,715	8,822	(10,058)	3,659

Net cash provided by (used for) operating activities	(3,349)	6,266	5,975	(5,872)	(4,462)

Investing activities:
Purchases of property and equipment, net	(1,072)	(314)	(1,772)	(1,993)	(2,272)
Sale of discontinued operation, net	—	—	75	4,516	11,709
Proceeds of investments, net	(7,481)	(20,728)	1,069	(28,909)	20,302
Maturities of restricted cash and investments, net	9	(10)	16,745	418	16,745

Net cash provided by (used for) investing activities	(8,544)	(21,052)	16,117	(25,968)	46,484

Financing activities:
Payment on notes payable	—	—	—	—	(150,000)
Fees on line of credit	(200)	—	(245)	(200)	(245)
Net proceeds from issuance of common stock	91	169	—	341	73

Cash provided by (used for) financing activities	(109)	169	(245)	141	(150,172)

Net increase (decrease) in cash and cash equivalents	(12,002)	(14,617)	21,847	(31,699)	(108,150)
Cash and cash equivalents at beginning of period	71,848	86,465	66,153	91,545	196,150

Cash and cash equivalents at end of period, including discontinued operations	$59,846	$71,848	$88,000	$59,846	$88,000